UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On October 26, 2005, Cabela’s Incorporated (the “Company”) sent a notice to participants in the Company’s 401(k) Savings Plan (the “401(k) Plan”) informing them that the 401(k) Plan is changing its investment fund-trading platform. The notice stated that, as a result of this change, 401(k) Plan participants will be unable to change investment elections or obtain a distribution during a period starting on December 9, 2005, and ending on December 26, 2005. This period is referred to herein as the “Blackout Period.”

On November 1, 2005, the Company sent a notice to its directors and executive officers informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the SEC’s rules promulgated thereunder, they would be prohibited from purchasing or selling certain shares of the Company’s Class A Common Stock (including derivative securities pertaining to such shares) on the open market or otherwise during the Blackout Period.

The notice is attached hereto as Exhibit 99 and incorporated herein by reference. The Company provided such notice to its directors and executive officers within five business days of October 26, 2005, which is the date the notices were mailed to 401(k) Plan participants and that the administrator of the 401(k) Plan notified the Company of the Blackout Period.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

	99	Notice to Directors and Executive Officers of Cabela’s Incorporated Regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: November 1, 2005	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99	Notice to Directors and Executive Officers of Cabela’s Incorporated Regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities